UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 2054 9

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2010

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2010, the Board of Directors of Charles & Colvard, Ltd. (the “Company”) adopted the Charles & Colvard, Ltd. Corporate Incentive Plan (the “CIP”). The CIP is designed to provide incentives for the successful execution of both short- and long-term plans that (i) provide significant revenue growth; (ii) maintain and increase the profitability of the Company; and (iii) develop the human, fiscal, and physical capacity to enable the Company to accelerate and maintain growth into the indefinite future. The CIP is effective as of January 1, 2010 and covers employees who have been recommended by the Chief Executive Officer of the Company and expressly designated as eligible employees under the CIP for a given fiscal year by the Compensation Committee. All current employees of the Company have been designated as eligible employees for fiscal 2010.

The CIP provides for a short-term incentive opportunity payable as a cash award and a long-term incentive opportunity payable as an equity award in the form of stock options issued under the Company’s 2008 Stock Incentive Plan. Each type of award is calculated based on a percentage of each eligible employee’s total base salary. Awards are determined based on the achievement of different levels of EBITDA as set by the Compensation Committee. A threshold level of EBITDA as determined by the Compensation Committee must be met before any cash or equity awards are made under the CIP. For the Company’s executive officers, threshold and maximum cash and equity award opportunities will be set annually by the Compensation Committee based on a certain percentage of each executive officer’s base salary.

Equity awards under the CIP are calculated by dividing the award amount by the closing price of the Company’s common stock on the grant date. Equity awards are subject to a vesting schedule of 25% upon the grant date and 25% over each of the following three years, subject to the eligible employee remaining in service to the Company as an employee, consultant, or director on each of the vesting dates.

Unless otherwise approved by the Compensation Committee, eligible employees must be employed on the date awards are made in order to receive a payout for an award under the CIP. Awards are to be made as soon as practicable upon the completion of the annual audit by the Company’s independent accountant and delivery of an audit opinion to the Company by the independent accountant for the applicable fiscal year.

The foregoing description of the CIP does not purport to be complete and is qualified in its entirety by reference to the CIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
10.1	Corporate Incentive Plan, effective January 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

March 23, 2010	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Corporate Incentive Plan, effective January 1, 2010